Exhibit 99.1

News Release
R. Andrew Watts
October 28, 2019	Chief Financial Officer
(386) 239-5770

BROWN & BROWN, INC. ANNOUNCES QUARTERLY REVENUES OF $618.7 MILLION, AN INCREASE OF 16.5%; AND DILUTED NET INCOME PER SHARE OF $0.41

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the third quarter of 2019.

Revenues for the third quarter of 2019 under U.S. generally accepted accounting principles ("GAAP") were $618.7 million, increasing $87.8 million, or 16.5%, compared to the third quarter of the prior year, with commissions and fees increasing by 16.5% and Organic Revenue(1) increasing by 3.4%. Net income was $115.6 million, increasing $9.5 million, or 9.0%, and diluted net income per share was $0.41, increasing by 7.9%, each as compared to the third quarter of the prior year. Diluted Net Income Per Share - Adjusted(2) increased to $0.39, or 2.6%, compared to the third quarter of the prior year.

Revenues for the nine months ended September 30, 2019 under GAAP were $1,813.2 million, increasing $307.7 million, or 20.4%, as compared to the same period of 2018, with commissions and fees increasing by 20.3% and Organic Revenue increasing by 3.1%. Net income was $322.0 million, increasing $51.2 million, or 18.9%, and diluted net income per share for the period was $1.14, increasing by 18.8%, each as compared to the same period of 2018. Diluted Net Income Per Share - Adjusted increased to $1.12, or 15.5%, compared to the same period of 2018.

J. Powell Brown, President and Chief Executive Officer of the Company, noted, "We are pleased with the continued solid performance we delivered for the quarter driven by good organic and inorganic growth.  We appreciate the contributions from all of our teammates and would like to welcome all of our new teammates that have joined the team this quarter."

Reconciliation of Commissions and Fees

to Organic Revenue

Three and Nine Months Ended September 30, 2019 and 2018

(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Commissions and fees	$617.4	$529.8	$1,807.8	$1,502.2
Profit-sharing contingent commissions	(14.2)	(14.3)	(41.5)	(40.0)
Guaranteed supplemental commissions	(4.6)	(3.1)	(21.0)	(8.5)
Core commissions and fees	$598.6	$512.4	$1,745.3	$1,453.7
Acquisitions	(71.0)	—	(251.9)	—
Dispositions	—	(2.2)	—	(5.0)
Organic Revenue	$527.6	$510.2	$1,493.4	$1,448.7
Organic Revenue growth	$17.4		$44.7
Organic Revenue growth %	3.4%		3.1%

(1) "Organic Revenue," a non-GAAP measure, is defined as commissions and fees less (i) the first twelve months of commission and fee revenues generated from acquisitions, less (ii) profit-sharing contingent commissions (revenues from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year - "contingents"), less (iii) guaranteed supplemental commissions (commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year - "GSCs"), and less (iv) divested business (net commissions and fees generated from offices and books of business sold by the Company) with the associated revenue removed from the corresponding period of the prior year. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth. We view Organic Revenue and Organic Revenue growth as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our segments, because it allows us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future.

Reconciliation of Diluted Net Income Per Share to

Diluted Net Income Per Share - Adjusted

Three and Nine Months Ended September 30, 2019 and 2018

(unaudited)

	Three Months Ended		Change		Nine Months Ended		Change
	9/30/2019	9/30/2018	$	%	9/30/2019	9/30/2018	$	%
Diluted net income per share	$0.41	$0.38	$0.03	7.9%	$1.14	$0.96	$0.18	18.8%
Change in estimated acquisition earn-out payables	(0.02)	—	(0.02)		(0.02)	0.01	(0.03)
Diluted Net Income Per Share - Adjusted	$0.39	$0.38	$0.01	2.6%	$1.12	$0.97	$0.15	15.5%

(2) "Diluted Net Income Per Share - Adjusted," a non-GAAP measure, is defined as diluted net income per share, excluding the change in estimated acquisition earn-out payables. We believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance.

Income before income taxes for the third quarter of 2019 was $151.9 million, an increase of $9.4 million, or 6.6%, and Income Before Income Taxes Margin(3) decreased to 24.6% from 26.8% as compared to the third quarter of the prior year.

In order to provide a better understanding of our business, we evaluate EBITDAC(4) performance. We view EBITDAC and EBITDAC Margin(5) as important indicators when assessing and evaluating our performance, as they present more comparable, but non-GAAP, measurements of our operating margins in a meaningful and consistent manner. EBITDAC for the third quarter of 2019 was $195.0 million, an increase of $17.0 million, or 9.6%, compared to the third quarter of the prior year. EBITDAC Margin decreased from 33.5% to 31.5% in the third quarter of 2019, as compared to the third quarter of the prior year.

Income before income taxes for the nine months ended September 30, 2019 was $423.9 million, an increase of $62.1 million, or 17.2% and Income Before Income Taxes Margin decreased from 24.0% to 23.4%, as compared to the same period of 2018.  EBITDAC for the nine months ended September 30, 2019 was $560.7 million, an increase of $88.3 million, or 18.7%, as compared to the same period of 2018.  EBITDAC Margin decreased from 31.4% to 30.9% for the nine months ended September 30, 2019, as compared to the same period of 2018.

Reconciliation of Income Before Income Taxes to EBITDAC

Three and Nine Months Ended September 30, 2019 and 2018

(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Income before income taxes	$151.9	$142.5	$423.9	$361.8
Income Before Income Taxes Margin	24.6%	26.8%	23.4%	24.0%
Amortization	26.3	21.7	78.4	63.0
Depreciation	5.8	5.2	17.5	16.4
Interest	16.3	9.0	47.8	28.7
Change in estimated acquisition earn-out payables	(5.3)	(0.4)	(6.9)	2.5
EBITDAC	195.0	178.0	560.7	472.4
EBITDAC Margin	31.5%	33.5%	30.9%	31.4%

(3) "Income Before Income Taxes Margin" is defined as income before income taxes divided by total revenues.

(4) "EBITDAC," a non-GAAP measure, is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.

(5) "EBITDAC Margin," a non-GAAP measure, is defined as EBITDAC divided by total revenues.

Brown & Brown, Inc.

Consolidated Statements of Income

(in millions, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES
Commissions and fees	$617.4	$529.8	$1,807.8	$1,502.2
Investment income	1.7	0.8	4.3	2.1
Other income, net	(0.4)	0.3	1.1	1.2
Total revenues	618.7	530.9	1,813.2	1,505.5
EXPENSES
Employee compensation and benefits	331.1	268.0	973.6	790.9
Other operating expenses	96.4	83.7	283.2	243.7
Loss/(Gain) on disposal	(3.8)	1.2	(4.3)	(1.5)
Amortization	26.3	21.7	78.4	63.0
Depreciation	5.8	5.2	17.5	16.4
Interest	16.3	9.0	47.8	28.7
Change in estimated acquisition earn-out payables	(5.3)	(0.4)	(6.9)	2.5
Total expenses	466.8	388.4	1,389.3	1,143.7
Income before income taxes	151.9	142.5	423.9	361.8
Income taxes	36.3	36.4	101.9	91.0
Net income	$115.6	$106.1	$322.0	$270.8
Net income per share:
Basic	$0.41	$0.38	$1.14	$0.98
Diluted	$0.41	$0.38	$1.14	$0.96
Weighted average number of shares outstanding - in thousands:
Basic	272,962	271,008	272,425	270,423
Diluted	275,075	275,282	274,529	275,614
Dividends declared per share	$0.080	$0.075	$0.240	$0.225

Brown & Brown, Inc.

Consolidated Balance Sheets

(in millions, except per share data, unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$497.5	$439.0
Restricted cash and investments	377.1	338.6
Short-term investments	9.9	12.9
Premiums, commissions and fees receivable	895.6	844.8
Reinsurance recoverable	309.8	65.4
Prepaid reinsurance premiums	383.6	337.9
Other current assets	133.4	128.7
Total current assets	2,606.9	2,167.3
Fixed assets, net	128.9	100.4
Operating lease assets	193.4	—
Goodwill	3,702.3	3,432.8
Amortizable intangible assets, net	923.4	898.8
Investments	28.1	17.4
Other assets	97.7	72.0
Total assets	$7,680.7	$6,688.7
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$906.1	$857.6
Losses and loss adjustment reserve	309.8	65.2
Unearned premiums	383.5	337.9
Premium deposits and credits due customers	118.4	105.6
Accounts payable	104.0	87.3
Accrued expenses and other liabilities	272.2	279.4
Current portion of long-term debt	55.0	50.0
Total current liabilities	2,149.0	1,783.0
Long-term debt	1,513.6	1,457.0
Operating lease liabilities	177.1	—
Deferred income taxes, net	322.0	315.7
Other liabilities	204.5	132.4
Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 560,000 shares; issued 297,136 shares and outstanding 282,498 shares at 2019, issued 293,380 shares and outstanding 279,583 shares at 2018 - in thousands.	29.7	29.3
Additional paid-in capital	703.9	615.3
Treasury stock, at cost 14,638 shares at 2019, 13,797 shares at 2018, respectively - in thousands.	(507.3)	(477.6)
Retained earnings	3,088.2	2,833.6
Total shareholders’ equity	3,314.5	3,000.6
Total liabilities and shareholders’ equity	$7,680.7	$6,688.7

Brown & Brown, Inc.

Consolidated Statements of Cash Flows

(in millions, unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$322.0	$270.8
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	78.4	63.0
Depreciation	17.5	16.4
Non-cash stock-based compensation	34.7	23.5
Change in estimated acquisition earn-out payables	(6.9)	2.5
Deferred income taxes	6.2	(16.4)
Amortization of debt discount and disposal of deferred financing costs	1.5	1.2
Net (gain)/loss on sales of investments, fixed assets and customer accounts	(4.1)	(1.3)
Payments on acquisition earn-outs in excess of original estimated payables	(0.3)	(11.8)
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures:
Premiums, commissions and fees receivable (increase)/decrease	(41.1)	(24.6)
Reinsurance recoverables (increase)/decrease	(244.4)	379.3
Prepaid reinsurance premiums (increase)/decrease	(45.6)	(23.9)
Other assets (increase)/decrease	(23.1)	(9.1)
Premiums payable to insurance companies increase/(decrease)	43.1	19.2
Premium deposits and credits due customers increase/(decrease)	12.3	16.1
Losses and loss adjustment reserve increase/(decrease)	244.6	(378.2)
Unearned premiums increase/(decrease)	45.6	23.9
Accounts payable increase/(decrease)	22.1	27.9
Accrued expenses and other liabilities increase/(decrease)	(22.6)	(21.5)
Other liabilities increase/(decrease)	7.2	(1.5)
Net cash provided by operating activities	447.1	355.5
Cash flows from investing activities:
Additions to fixed assets	(47.3)	(28.9)
Payments for businesses acquired, net of cash acquired	(288.4)	(254.8)
Proceeds from sales of fixed assets and customer accounts	3.5	3.3
Purchases of investments	(15.8)	(8.9)
Proceeds from sales of investments	8.4	17.6
Net cash used in investing activities	(339.6)	(271.7)
Cash flows from financing activities:
Payments on acquisition earn-outs	(7.6)	(13.3)
Proceeds from long-term debt	350.0	—
Payments on long-term debt	(36.3)	(115.0)
Deferred debt issuance costs	(3.7)	—
Borrowings on revolving credit facilities	100.0	—
Payments on revolving credit facilities	(350.0)	—
Issuances of common stock for employee stock benefit plans	25.0	19.4
Repurchase shares to fund tax withholdings for non-cash stock-based compensation	(10.8)	(11.9)
Purchase of treasury stock	(29.7)	(11.3)
Settlement of accelerated share repurchase program	20.0	11.3
Cash dividends paid	(67.4)	(62.4)
Net cash provided by/(used in) financing activities	(10.5)	(183.2)
Net increase/(decrease) in cash and cash equivalents inclusive of restricted cash	97.0	(99.4)
Cash and cash equivalents inclusive of restricted cash at beginning of period	777.6	824.1
Cash and cash equivalents inclusive of restricted cash at end of period	$874.6	$724.7

Conference call, webcast and slide presentation

A conference call to discuss the results of the third quarter of 2019 will be held on Tuesday, October 29, 2019 at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the “Investor Relations” section of the Company’s website at www.bbinsurance.com.

About Brown & Brown

Brown & Brown, Inc. (NYSE: BRO) is a leading insurance brokerage firm, providing risk management solutions to individuals and businesses. With Brown & Brown’s 80 years of proven success and thousands of teammates, we offer knowledge you can trust and strive to deliver superior customer service. For more information, please visit www.bbinsurance.com .

Forward-looking statements

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the third quarter of 2019. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the third quarter of 2019 that its financial results differ from the current preliminary unaudited numbers set forth herein; the Company's integration of the acquisition of the Hays Companies (“Hays”), including adequately addressing any matters analyzed in the due diligence process, and material adverse changes in the business and financial condition of Hays, the Company, or both, and their respective customers; the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our business operations; the impact of current market conditions on our results of operations and financial condition; changes in macroeconomic conditions; risks that could negatively affect the success of our acquisition strategy, including continuing consolidation in our industry, which could make it more difficult to identify targets and could make them more expensive, execution risks, integration risks, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated regulatory liabilities such as those relating to violations of anti-corruption and sanctions laws; any insolvencies of, or other difficulties experienced by our clients, insurance carriers or financial institutions; volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control; our ability to continue to manage our indebtedness; our ability to compete effectively in our industry, material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; our ability to attract and retain key employees and clients and attract new business; our ability to maintain our corporate culture; the timing or ability to carry out share repurchases; the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred taxes; any fluctuations in exchange and interest rates that could affect expenses and revenue; the potential costs and difficulties in complying with a wide variety of laws and regulations and any related changes; changes in the tax or accounting policies or treatment of our operations and fluctuations in our tax rate; any potential impact of U.S. healthcare or National Flood Insurance Program legislation; the impact of federal and state income tax reform; the possibility of future federal government shutdowns; uncertainties in U.S. administrative policy regarding trade agreements and international trade relations; exposure to potential liabilities arising from errors and omissions and other potential claims against us; and the interruption or loss of our information processing systems or failure to maintain secure information systems and other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information

This press release contains references to the following non-GAAP financial measures as defined in Regulation G of SEC rules: Organic Revenue, Diluted Net Income Per Share - Adjusted, EBITDAC and EBITDAC Margin.

Reconciliations of these supplemental non-GAAP financial information to the Company's GAAP information are contained in this earnings release. These measures are not in accordance with, or an alternative to the GAAP information provided in the Company's condensed consolidated financial statements.  We present such non-GAAP supplemental financial information because we believe such information is of interest to the investment community and because we believe it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. We believe these non-GAAP measures improve the comparability of results between periods by excluding the impact of certain items that have a high degree of variability.  We believe that Organic Revenue provides a meaningful representation of the Company's operating performance; the Company has historically viewed Organic Revenue growth as an important indicator when assessing and evaluating the performance of its four segments.  We believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance. We view EBITDAC and EBITDAC Margin as important indicators when assessing and evaluating our performance, as they present more comparable measurements of our operating margins in a meaningful and consistent manner. As disclosed in our most recent proxy statement, we use Organic Revenue and EBITDAC Margin for incentive compensation determinations for executive officers and other key employees.

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments.  This supplemental financial information should be considered in addition to, and not in lieu of, the Company’s condensed consolidated financial statements.

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